Exhibit 3.2

                                     BYLAWS
                                       OF
                        MENDOCINO BREWING COMPANY, INC.,
                            a California corporation

                       -----------------------------------

            (including all amendments adopted through June 28, 2001)


                                   1. OFFICES

1.1. Principal Office.

The principal office for the transaction of the business of the corporation shall be located at 13351 Highway 101 South, Hopland, California 95449. The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of California.

1.2. Other Offices.

One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

                                  2. DIRECTORS

2.1. Exercise of Corporate Powers.

Except as otherwise provided by the Articles of Incorporation of the corporation or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

2.2. Number.

The number of the corporation's directors shall be not less than five (5) and not more than nine (9). The number of directors shall be fixed, within the foregoing limits, by resolution of the board of directors or the shareholders. After issuance of shares, no amendment to this Section 2.2 reducing the number of directors to a number below five (5) shall be enacted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

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Note: This form of Bylaws reflects amendments to the California General
Corporation Law with effective dates on or before January 1, 1994.


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2.3. Need Not Be Shareholders.

The directors of the corporation need not be shareholders of the corporation.

2.4. Compensation.

Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

2.5. Election and Term of Office.

At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, provided that if for any reason said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

2.6. Nomination.

     2.6.1. Nominations by the Board.

     The Board of Directors may nominate individuals for election to the Board of Directors. The Secretary of the Corporation shall announce the names of the nominees of the Board of Directors at the meeting at which Directors are to be elected.

     2.6.2. Nominations by Shareholders.

     Any shareholder may nominate individuals for election to the Board of Directors by complying with the procedures set forth in subsection 2.6.3 if the shareholder is either (a) entitled to vote for the election of Directors if no record date has been established for a meeting at which Directors will be elected, or (b) a shareholder of record entitled to vote for the election of Directors at a meeting at which Directors will be elected.

     2.6.3. Procedure for Shareholder Nominations.

     A shareholder who desires to nominate an individual for election to the Board of Directors shall give ten (10) days written notice to the Secretary of the corporation stating:

          (a) the name, age, business address, and residence address of each nominee;

          (b)  the principal occupation or employment of each nominee;

          (c) the class and number of shares of the corporation the nominee beneficially owns:

          (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the shareholder will make the nomination(s);

          (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent


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               to being named in any proxy statement as a nominee and to serving as a Director if elected); and

          (f) whether the shareholder intends to request cumulative voting in the election of Directors at the meeting.

     2.6.4. Defective Nominations.

     Only persons who are nominated in accordance with the procedures set forth in this Section 2.6 shall be eligible for election to the Board of Directors. The chair of the meeting may declare out of order any nomination that does not comply with the procedures set forth in subsection 2.6.3, and may disregard such nomination.

2.7. Vacancies.

A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

2.8. Removal.

     2.8.1. General Rule.

     Any and all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, except as set forth in subsections 2.8.2 and 2.8.3.

     2.8.2. Supermajority Vote Required.

     No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

     2.8.3. Class Vote.

     When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so


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     elected may be removed only by the applicable vote of the holders of the shares of that class or series.

     2.8.4. Effect of Reduction of Size of Board.

     Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

2.9. Meetings of Directors.

     2.9.1. Place of Meetings.

     Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the Board of Directors of the corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with Section 1.1, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

     2.9.2. Regular Meetings.

     Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the Board of Directors. Such regular meetings shall be held at the principal office of the corporation for the transaction of business as specified in accordance with Section 1.1 or at any other place within or without the State of California which has been designated from time to time by resolution of the Board or by written consent of all members of the Board, unless notice of the place thereof be given in the same manner as for special meetings.

     2.9.3. Special Meetings.

     Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or any two or more of the directors.

     2.9.4. Notice of Meetings.

     Except in the case of regular meetings, notice of which has been dispensed with, all meetings of the Board of Directors shall be held upon four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone, telegraph, or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in subsection 2.9.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     2.9.5. Quorum.

     A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the


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     directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     2.9.6. Adjourned Meetings.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     2.9.7. Waiver of Notice and Consent.

     Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     2.9.8. Action Without a Meeting.

     Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     2.9.9. Conference Telephone Meetings.

     Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this subsection 2.9.9 constitutes presence in person at such meeting.

     2.9.10. Meetings of Committees.

     The provisions of this Section 2.9 apply also to committees of the Board and action by such committees, with such changes in points of detail as may be necessary.

                                   3. OFFICERS

3.1. Election and Qualifications.

The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. The Board of Directors may appoint separate persons to the officers of President and Chief


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Executive Officer, as provided in Article 5. Any Vice President, Assistant
Treasurer, or Assistant Secretary may exercise any of the powers of the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors, and shall perform such other duties as are imposed upon such officer by the Bylaws or the Board of Directors.

3.2. Term of Office and Compensation.

The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

3.3. Removal and Vacancies.

Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

                            4. CHAIRMAN OF THE BOARD

The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the shareholders and of the Board of Directors to be held within the limitations prescribed by law or by these Bylaws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

                    5. PRESIDENT AND CHIEF EXECUTIVE OFFICER

5.1. Chief Executive Officer.

The President shall have the power and duty to act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction, and control of the corporation and its business, affairs, property, officers, agents, and employees.

5.2. Bifurcation of President and Chief Executive Officer.

If the Board of Directors creates the office of Chief Executive Officer as a separate office from President, the President shall be the chief operating officer of the corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer unless the Board of Directors provides otherwise.


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5.3. Preside at Meetings.

The President (or Chief Executive Officer if there is one) shall have the power and duty to preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is none, at all meetings of the Board of Directors.

5.4. Call Meetings.

The President (or Chief Executive Officer if there is one) shall have the power and duty to call meetings of the shareholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the he or she deems proper.

5.5. President Pro Tem.

If none of the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President is present at a meeting of the Board of Directors, the directors present may choose a President pro tem to preside and act at such meeting. If none of the Chief Executive Officer, the President, or any Vice President is present at any meeting of the shareholders, the holders of a majority of the shares present may choose a President pro tem to preside at such meeting.

                                6. VICE PRESIDENT

In case of the absence, disability, or death of the Chief Executive Officer, if there is one, the President shall exercise all the powers and perform all the duties of the Chief Executive Officer. In case of the absence, disability, or death of the Chief Executive Officer and the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President (or the Chief Executive Officer if that office has been created). If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

                                  7. SECRETARY

7.1. Minutes.

The Secretary shall have the power and the duty to keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

7.2. Seal.

The Secretary shall have the power and the duty to keep the seal of the corporation and to affix the same to all instruments that may require the seal.


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7.3. Stock Records.

The Secretary shall have the power and the duty to keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

7.4. Share Certificates.

The Secretary shall have the power and the duty to keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agent of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

7.5. Transfer Agent.

The Secretary shall have the power and the duty to transfer upon the share books of the corporation any and all shares of the corporation. Notwithstanding the foregoing, the Board of Directors may appoint one or more transfer agents of the shares, or of any class or series of shares, of the corporation, who shall then have the power and duty to transfer the class or series of shares with respect to which each transfer agent has been appointed. The method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer. If the corporation then has one or more duly appointed and acting registrars, the method of transfer of each certificate shall also be subject to the reasonable regulations of the registrar to which the new certificate is presented for registration. No certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.2.

7.6. Notices.

The Secretary shall have the power and the duty to make service and publication of all notices that may be necessary or proper, without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Financial Officer, President, a Vice President, any person thereunto authorized by any of them, the Board of Directors, or the holders of a majority of the outstanding shares of the corporation.

7.7. Other Duties.

The Secretary shall have the power and the duty generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

                           8. CHIEF FINANCIAL OFFICER

8.1. Accounts of the Corporation.

The Chief Financial Officer shall have the power and duty to supervise and control the keeping and maintaining of adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses,


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capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

8.2. Custodian of Funds.

The Chief Financial Officer shall have the power and duty to have the custody of all funds, securities, evidences of indebtedness, and other valuable documents of the corporation, and, at the Chief Financial Officer's discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

8.3. Receipts.

The Chief Financial Officer shall have the power and duty to receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.

8.4. Disbursements.

The Chief Financial Officer shall have the power and duty to disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

8.5. Reports.

The Chief Financial Officer shall have the power and duty to render to the President (or the Chief Executive Officer if there is one) and the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

8.6. Other Duties.

The Chief Financial Officer shall have the power and duty generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board of Directors.

                           9. COMMITTEES OF THE BOARD

9.1. Appointment and Procedure.

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of at least two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

9.2. Powers.

     9.2.1. General Scope.

     Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these Bylaws, shall have all the authority of the Board except as set forth in this Section.


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     9.2.2. Matters Requiring Shareholder Approval.

     No committee shall have the authority to approve any action that requires the approval or vote of the shareholders.

     9.2.3. Filling Vacancies.

     No committee shall have the authority to fill vacancies on the Board or on any committee of the Board.

     9.2.4. Fix Compensation.

     No committee shall have the authority to fix the compensation of the directors for serving on the Board or on any committee.

     9.2.5. Bylaws.

     No committee shall have the authority to amend or repeal Bylaws or adopt new Bylaws.

     9.2.6. Board Resolutions.

     No committee shall have the authority to amend or repeal any resolution of the Board that by its express terms is not subject to amendment or repeal.

     9.2.7. Distributions.

     No committee shall have the authority to authorize a distribution as defined at Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board.

     9.2.8. Other Committees.

     No committee shall have the authority to appoint other committees of the Board or the members thereof.

9.3. Executive Committee.

The Board of Directors may appoint an Executive Committee. The Executive Committee, in all cases in which the Board of Directors has not given specific directions to the contrary, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 9.2) in such manner as the Executive Committee may deem best to be in the interests of the corporation.

                          10. MEETINGS OF SHAREHOLDERS

10.1. Place of Meetings.

Meetings (whether regular, special, or adjourned) of shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.


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10.2. Time of Annual Meetings.

The annual meeting of the shareholders shall be held not earlier than March 15 and not later than July 15 of each year on such date and at such time as may be set by the Board of Directors or, if it does not act, by the Chairman of the Board. If, through inadvertence or other reason, no annual meeting is called within fifteen months after the organization of the corporation or the date of the last annual meeting, the Board of Directors or, if it does not act, the Chairman of the Board, may immediately call an annual meeting of the shareholders, to be noticed in accordance with these Bylaws and appropriate state law.

10.3. Special Meetings.

Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the President (or the Chief Executive Officer if there is one), or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

10.4. Notice of Meetings.

Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given at least 10 (or, if sent by third-class mail, 30) but not more than 60 days before the day of the meeting. The notice of the meeting shall be given to each shareholder entitled to vote at the meeting. The notice shall state the place, date, and hour of the meeting. In the case of a special meeting, the notice shall also state the general nature of the business to be transacted, and no other business may be transacted. In the case of the annual meeting, the notice shall also state those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. Subject to the provisions of Section 10.9, however, any proper matter may be presented for action at an annual meeting. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election.

10.5. Delivery of Notice.

Notice of a shareholders' meeting or the furnishing of any report is to be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons on the record date for the shareholder's meeting, notice may be sent third-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears or is given, the notice may be given at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. A verified statement of mailing of any notice or report in accordance with the provisions of this Section, executed by the Secretary, an Assistant Secretary, or any transfer agent, shall be prima facie evidence of the giving of the notice or report. If any notice or report addressed to the shareholders at the address of such shareholder appearing on the books of the corporation is returned to the corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder


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at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

10.6. Shareholder Proposals.

Any shareholder who desires to submit a proposal to the vote of the shareholders at a meeting shall submit the proposal in writing to the Secretary of the corporation no later than the date specified in the corporation's most recent proxy statement for that meeting, if any. If there is no applicable proxy statement or the proxy statement did not specify a date, the shareholder shall submit the proposal before the Board of Directors has established a record date for the meeting. The written copy of the proposal shall be in legible hard copy of at least 10 pt type with a copy on a computer diskette written in a word processing program that the corporation's word processing software can easily read. The officers of the corporation may refuse to include the proposal in the notice of the meeting for any lawful reason, or, in their discretion if there exists grounds for excluding the proposal, edit the proposal and include it in the notice of the meeting in its edited form.

10.7. Adjourned Meetings.

When a shareholders' meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof is announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

10.8. Consent to Shareholders' Meeting.

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy signs a written waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written notice, consent to the holding of the meeting, or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or Bylaws, except as provided in Section 10.9.

10.9. Notice of Business to be Transacted in Certain Cases.

Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

     (a) a proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm, or association in which one or more directors has a material financial interest;

     (b)  a proposal to amend the Articles of Incorporation;

     (c) a proposal regarding a reorganization, merger, or consolidation involving the corporation;

     (d)  a proposal to wind up and dissolve the corporation;

     (e) a proposal to adopt a plan of distribution of the shares, obligations, or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles of Incorporation.

10.10. Quorum; Vote Required.

     10.10.1. Quorum Required.

     The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation, or these Bylaws, and except as provided in subsection 10.10.2.

     10.10.2. Continuation of Business Despite Lack of Quorum.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of the number of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     10.10.3. No Votes Without Quorum.

     In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subsection 10.10.2.

10.11. Actions Without Meeting.

     10.11.1. Majority Consent.

     Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Subject to the provisions of Section 2.7, however, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

     10.11.2. Matters Requiring 10 Days Notice to Unsolicited Shareholders.

     Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval on matters described in Section 10.9(a) (interested transactions), Section 10.9(c) (reorganizations), or Section 10.9(e) (certain distributions) or respecting indemnification of agents of the corporation without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval. Section 10.5 applies to such notice.

     10.11.3. Matters Requiring Prompt Notice to Unsolicited Shareholders.

     Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of the taking of any corporate action (other than those specified in subsection 10.11.2) approved by shareholders without a meeting by less than unanimous written consent. Section 10.5 applies to such notice.

10.12. Revocation of Consent.

Any shareholder giving a written consent, or the shareholder's proxy-holders, or a transferee of the shares, or a personal representative of the shareholder or their respective proxy-holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

10.13. Voting Rights.

Except as provided in Section 10.15, in the Articles of Incorporation, or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office. If a shareholder fails to specify the number of shares the shareholder is voting affirmatively, it shall be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

10.14. Determination of Holders of Record.

     10.14.1. Record Date.

     To determine the shareholders entitled to notice of any meeting, to vote, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other lawful action, the Board of Directors may fix a record date in advance. The record date shall be no more than 60 but at least 10 days before the date of any meeting, and not more than 60 days before any other action.

     10.14.2. Absence of Determination By Board for Meetings.

     In the absence of a record date set by the Board of Directors pursuant to subsection 10.14.1, the record date for determining shareholders entitled to notice of or to vote at a meeting shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     10.14.3. Absence of Determination By Board for Action Without A Meeting.

     In the absence of a record date set by the Board of Directors pursuant to subsection 10.14.1, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

     10.14.4. Absence of Determination By Board for Other Actions.

     In the absence of a record date set by the Board of Directors pursuant to subsection 10.14.1, the record date for determining shareholders for any other purpose other than voting or giving a consent shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day before the date of the action to which the record date pertains, whichever is later.

     10.14.5. Adjournments.

     A determination of shareholders of record entitled to notice of or to a vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

     10.14.6. Effect of Post Record Date Transfers.

     Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation, these Bylaws, agreement, or applicable law.

10.15. Elections for Directors.

     10.15.1. Right to Cumulate.

     Every shareholder complying with subsection 10.15.3 and normally entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

     10.15.2. Effect of not Cumulating.

     If no shareholder elects to cumulate votes, then each shareholder shall have a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, but shall cast no more than the number of votes to which the shareholder's shares are entitled for any one candidate.

     10.15.3. Procedure for Cumulating Votes.

     No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     10.15.4. Directors Elected.

     In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected. Votes against directors and votes withheld shall have no effect.

     10.15.5. Ballot Optional.

     Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting before the voting begins.

10.16. Proxies.

     10.16.1. Proxies Authorized.

     Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.

     10.16.2. Term of Proxy.

     No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

     10.16.3. Death of Proxy Maker.

     A proxy is revoked by the death or incapacity of the maker if, before the vote is counted, written notice of such death or incapacity is received by the corporation.

10.17. Inspectors of Election.

     10.17.1. Appointment.

     In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

     10.17.2. Duties.

     The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes and consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     10.17.3. Good Faith; Acts.

     The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

             11. INDEMNIFICATION OF DIRECTORS, OFFICERS, AND AGENTS

11.1. Indemnification For Third Party Actions.

Except as provided elsewhere in this Article 11, the corporation shall indemnify any officer or director of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

11.2. Indemnification For Claims By the Corporation.

Except as provided elsewhere in this Article 11, the corporation shall indemnify any officer or director of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

11.3. Prerequisite for Indemnification.

Except as provided in Section 11.5, any indemnification under Sections 11.1 and
11.2 shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 11.1 or 11.2, by any of the following:

     (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (b) if such quorum of directors is not obtainable, by independent legal counsel in a written opinion;

     (c) approval of the shareholders (within the meaning of Section 153 of the California Corporations Code), with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     (d) the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the corporation.

11.4.    Additional Indemnification When Permitted By Law.

In addition to the indemnification provided in Sections 11.1 and 11.2 and except as provided elsewhere in this Article 11, the corporation shall indemnify any officer or director of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, to the fullest extent permitted by law.

11.5. Indemnification For Successful Defense.

To the extent that an agent of the corporation is successful on the merits in defense of any proceeding or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

11.6. Advances of Expenses.

Expenses incurred by an officer or director of the corporation in defending a proceeding shall be advanced by the corporation, and expenses incurred by a person other than an officer or director of the corporation in defending a proceeding may be advanced by the corporation, before final disposition of the proceeding. As a condition to any such advance, the corporation shall receive an undertaking by or on behalf of the officer, director, or agent to repay that amount if it is determined ultimately that the agent is not entitled to be indemnified. With respect to advances to persons other than officers or directors, the corporation may require such terms and collateral as it deems appropriate as a condition to any such advance. The corporation shall pay expenses of officers and directors required to be paid under this Section 11.6 within 45 days after the corporation receives evidence of the expenses in form sufficient to document them for tax purposes.

11.7. Prohibitions on Indemnification.

     11.7.1. Limits on Indemnification That Would Be Inconsistent With Controlling Documents or Court Orders.

     No indemnification or advance shall be made under this Article 11, except as provided in Sections 11.3(c) or 11.5, in any circumstance where it appears that:

          (a) it would be inconsistent with a provision of the Articles of Incorporation of the corporation, these Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     11.7.2. Limits on Indemnification For Selfish or Reckless Actions.

     No indemnification or advance shall be made under this Article 11, except as provided in Section 11.5, in any circumstance where it appears that the agent may be liable:

          (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

          (b) for acts or omissions that the agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the agent;

          (c) for any transaction from which the agent derived an improper personal benefit;

          (d) for acts or omissions that show a reckless disregard for the agent's duty to the corporation or its shareholders in circumstances in which the agent was aware, or should have been aware, in the ordinary course of performing the agent's duties, of a risk of serious injury to the corporation or its shareholders;

          (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the agent's duty to the corporation or its shareholders; or

          (f) under Section 310 or Section 316 of the California Corporations Code.

     11.7.3. Limits on Indemnification for Claims by the Corporation.

     No indemnification shall be made under Section 11.2,

          (a) in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

          (b) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

          (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     11.7.4. Limits on Indemnification for Unauthorized Prosecutions, Double Payments, and 16(b) Violations.

     No indemnification or advance shall be made under this Article 11, except as provided in Section 11.5, in any circumstance where it appears that:

          (a) the proceedings or claims are initiated or brought voluntarily by the agent and not by way of defense without the approval of the Board of Directors, unless indemnification is approved by the board of directors or the shareholders pursuant to clauses (a) or
               (c), respectively, of Section 11.3;

          (b) the indemnifiable expense has been paid by insurance or by any other person on behalf of the corporation; or

          (c) the claim arises from a purchase and sale of securities determined to be in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     11.7.5. Limits on Indemnification of Claimants Against the Corporation.

     Notwithstanding anything in this Article 11 to the contrary, the corporation shall not have any obligation to indemnify any agent who has made or is making a substantial claim against the corporation (other than to enforce the provisions of this Article 11), or against whom the corporation is making any substantial separate claim, unless the agent prevails on the separate claim on the merits and indemnification is approved in the manner described in Section 11.3.

11.8. Procedure Regarding Claims By Third Parties.

     11.8.1. Notice.

     An agent whom the corporation is obligated or has agreed to indemnify under
     Section 11.1 shall give notice to the corporation promptly after the agent has actual knowledge of any claim as to which indemnity may be sought pursuant to this Article 11. Failure to give notice as provided herein shall not relieve the corporation of its obligations under this Article 11 unless and to the extent that the corporation is materially prejudiced thereby.

     11.8.2. Conduct of Defense.

     The agent shall permit the corporation to assume the defense of any claim, at the corporation's option. The agent may approve the counsel the corporation selects to conduct the defense of the claim, and shall not withhold consent unreasonably. The agent may participate in the defense of the claim at the agent's expense.

     11.8.3. Settlements.

     The corporation shall not, in the defense of any claim, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof a release of the agent by the claimant or plaintiff from all liability in respect to such claim, unless the agent agrees otherwise.

     11.8.4. Conflict of Interest.

     If an agent is advised by its own counsel that there may be one or more legal defenses available to it that are different from or additional to those available to other agents entitled to indemnification, the corporation shall not have the right to assume the defense of the action on behalf of the agent and shall reimburse the agent for the reasonable fees and expenses of counsel retained by the agent. The corporation shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such agent.

11.9. Separate Agreements Authorized; Bylaws Not Exclusive.

The corporation may agree with individual agents that it shall indemnify or advance expenses in situations where such indemnification or advance is not mandatory as the Board of Directors deems appropriate. The corporation may also enter into separate indemnification agreements with its officers, directors, and other agents. Such separate agreements may modify, expand, duplicate, or limit any provision of this Article 11. Any such separate agreement shall govern to the extent permitted by law if it conflicts with these Bylaws. The indemnification provided by this Article 11 shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in a provision of the Articles of Incorporation of the corporation adopted pursuant to paragraph (11) of subdivision (a) of Section 204 of the California Corporations Code. The indemnification provided by this Article 11 for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, other provisions of these Bylaws, the corporation's Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights of indemnification are authorized in the Articles of Incorporation of the corporation. The rights to indemnification under this Article 11 shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. Nothing contained in this Article 11 shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

11.10. Insurance.

The corporation may purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation has the power to indemnify the agent against that liability under this Section.

11.11. Optional Means of Assuring Payment.

The corporation may, but is not required to, create a trust fund, grant a security interest, obtain a letter of credit, or use other means to ensure the payment of such sums as may be necessary to indemnify its agents as provided herein.

11.12. Savings Clause.

If any portion of this Article 11 is invalid, then the corporation shall nevertheless indemnify each officer and director, and each agent the corporation elects to indemnify, to the full extent permitted by any applicable portion of this Article 11 that is not invalid, or by any applicable agreement or law. Without limiting the foregoing, if any portion of this Article 11 is invalid because it is too broad, the corporation shall be required or entitled, as the case may be, to indemnify its agents to the full extent permitted as if all necessary limitations had been included herein.

11.13. Application of Other Laws.

Nothing in this Article 11 shall restrict the power of the corporation to indemnify its agents under any provision of law from time to time applicable to the corporation, nor shall anything in this Article 11 authorize the corporation to indemnify its agents in situations prohibited by law.

11.14. Definitions.

For the purpose of this Article 11:

     (a) "agent" means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of that predecessor corporation;

     (b) "officer" means the chief executive officer, chief operating officer, chief financial officer, president, treasurer, secretary, and any vice president, assistant treasurer, and assistant secretary of the corporation;

     (c) "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and

     (d) "expenses" includes without limitation attorneys' fees and any expenses of enforcing a right to indemnification.

                              12. SUNDRY PROVISIONS

12.1. Shares Held by the Corporation.

Shares in other corporations standing in the name of the corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the corporation by the President or by any other officer of the corporation authorized so to do by resolution of the Board of Directors.

12.2. Certificates of Stock.

There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board, the chief Executive Officer, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Secretary, or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

12.3. Lost Certificates.

The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the corporation may require the owner of the lost, stolen, or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

12.4. Certification and Inspection of Bylaws.

The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the Bylaws as amended to date.

12.5. Notices.

Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

12.6. Reports to Shareholders.

Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less than 100 holders of record of the shares of the corporation (determined as provided in Section 605 of the California General Corporation Law). At such time or times, if any, that the corporation has 100 or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

12.7. Loans to Officers.

The Board may approve loans of money or property to, and guaranties of the obligations of, officers of the corporation, and may adopt employee benefit plans authorizing such loans and guaranties to officers of the corporation, without the approval of the shareholders of the corporation, provided that:

     (a) the corporation has outstanding shares held of record by more than 100 persons;

     (b)  the vote of any interested director or directors is not counted; and

     (c) the Board determines that such loan, guaranty, or plan may reasonably be expected to benefit the corporation.

                           13. CONSTRUCTION OF BYLAWS
                       WITH REFERENCE TO PROVISIONS OF LAW

13.1. Definitions.

Unless defined otherwise in these Bylaws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

13.2. Bylaw Provisions Additional and Supplemental to Provisions of Law.

All restrictions, limitations, requirements, and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

13.3. Bylaw Provisions Contrary to or Inconsistent with Provisions of Law.

Any portion of these Bylaws that, upon being construed in the manner provided in
Section 13.2, is contrary to or inconsistent with any applicable law, shall not apply so long as said law remains in effect. Such result shall not, however, affect the validity or application of any other portion of these Bylaws. Each portion of these Bylaws would have been adopted even if any other portion were invalid or unenforceable.

                  14. ADOPTION, AMENDMENT, OR REPEAL OF BYLAWS

14.1. By Shareholders.

Bylaws may be adopted, amended, or repealed by the approval of the affirmative vote of a majority of each class or series of the outstanding shares of the corporation entitled to vote. Only the shareholders may amend Section 2.2.

14.2. By the Board of Directors.

Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors or any provision of this Article 14 may be adopted, amended, or repealed by the Board of Directors. Subject to the articles of incorporation, a Bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend, or repeal any or all Bylaws.

                                     BYLAWS
                                       OF
                        MENDOCINO BREWING COMPANY, INC.,
                            a California corporation

               --------------------------------------------------

            (including all amendments adopted through June 28, 2001)



                                TABLE OF CONTENTS


1. OFFICES.....................................................................1

1.1. PRINCIPAL OFFICE..........................................................1
1.2. OTHER OFFICES.............................................................1

2. DIRECTORS...................................................................1

2.1. EXERCISE OF CORPORATE POWERS..............................................1
2.2. NUMBER....................................................................1
2.3. NEED NOT BE SHAREHOLDERS..................................................2
2.4. COMPENSATION..............................................................2
2.5. ELECTION AND TERM OF OFFICE...............................................2
2.6. NOMINATION................................................................2
      2.6.1. Nominations by the Board..........................................2
      2.6.2. Nominations by Shareholders.......................................2
      2.6.3. Procedure for Shareholder Nominations.............................2
      2.6.4. Defective Nominations.............................................3
2.7. VACANCIES.................................................................3
2.8. REMOVAL...................................................................3
      2.8.1. General Rule......................................................3
      2.8.2. Supermajority Vote Required.......................................3
      2.8.3. Class Vote........................................................4
      2.8.4. Effect of Reduction of Size of Board..............................4
2.9. MEETINGS OF DIRECTORS.....................................................4
      2.9.1. Place of Meetings.................................................4
      2.9.2. Regular Meetings..................................................4
      2.9.3. Special Meetings..................................................4
      2.9.4. Notice of Meetings................................................4
      2.9.5. Quorum............................................................5
      2.9.6. Adjourned Meetings................................................5
      2.9.7. Waiver of Notice and Consent......................................5
      2.9.8. Action Without a Meeting..........................................5
      2.9.9. Conference Telephone Meetings.....................................5
      2.9.10. Meetings of Committees...........................................5

3. OFFICERS....................................................................5

3.1. ELECTION AND QUALIFICATIONS...............................................5
3.2. TERM OF OFFICE AND COMPENSATION...........................................6
3.3. REMOVAL AND VACANCIES.....................................................6

4. CHAIRMAN OF THE BOARD.......................................................6

                   BYLAWS OF MENDOCINO BREWING COMPANY, INC.,
                          Table of Contents (continued)


5. PRESIDENT AND CHIEF EXECUTIVE OFFICER.......................................6

5.1. CHIEF EXECUTIVE OFFICER...................................................6
5.2. BIFURCATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER......................6
5.3. PRESIDE AT MEETINGS.......................................................7
5.4. CALL MEETINGS.............................................................7
5.5. PRESIDENT PRO TEM.........................................................7

6. VICE PRESIDENT..............................................................7

7. SECRETARY...................................................................7

7.1. MINUTES...................................................................7
7.2. SEAL......................................................................7
7.3. STOCK RECORDS.............................................................8
7.4. SHARE CERTIFICATES........................................................8
7.5. TRANSFER AGENT............................................................8
7.6. NOTICES...................................................................8
7.7. OTHER DUTIES..............................................................8

8. CHIEF FINANCIAL OFFICER.....................................................8

8.1. ACCOUNTS OF THE CORPORATION...............................................8
8.2. CUSTODIAN OF FUNDS........................................................9
8.3. RECEIPTS..................................................................9
8.4. DISBURSEMENTS.............................................................9
8.5. REPORTS...................................................................9
8.6. OTHER DUTIES..............................................................9

9. COMMITTEES OF THE BOARD.....................................................9

9.1. APPOINTMENT AND PROCEDURE.................................................9
9.2. POWERS....................................................................9
      9.2.1. General Scope.....................................................9
      9.2.2. Matters Requiring Shareholder Approval...........................10
      9.2.3. Filling Vacancies................................................10
      9.2.4. Fix Compensation.................................................10
      9.2.5. Bylaws...........................................................10
      9.2.6. Board Resolutions................................................10
      9.2.7. Distributions....................................................10
      9.2.8. Other Committees.................................................10
9.3. EXECUTIVE COMMITTEE......................................................10

10. MEETINGS OF SHAREHOLDERS..................................................10

10.1. PLACE OF MEETINGS.......................................................10
10.2. TIME OF ANNUAL MEETINGS.................................................11
10.3. SPECIAL MEETINGS........................................................11
10.4. NOTICE OF MEETINGS......................................................11
10.5. DELIVERY OF NOTICE......................................................11
10.6. SHAREHOLDER PROPOSALS...................................................12
10.7. ADJOURNED MEETINGS......................................................12
10.8. CONSENT TO SHAREHOLDERS' MEETING........................................12

                   BYLAWS OF MENDOCINO BREWING COMPANY, INC.,
                          Table of Contents (continued)


10.9. NOTICE OF BUSINESS TO BE TRANSACTED IN CERTAIN CASES....................12
10.10. QUORUM; VOTE REQUIRED..................................................13
      10.10.1. Quorum Required................................................13
      10.10.2. Continuation of Business Despite Lack of Quorum................13
      10.10.3. No Votes Without Quorum........................................13
10.11. ACTIONS WITHOUT MEETING................................................13
      10.11.1. Majority Consent...............................................13
      10.11.2. Matters Requiring 10 Days Notice to Unsolicited Shareholders...14
      10.11.3. Matters Requiring Prompt Notice to Unsolicited Shareholders....14
10.12. REVOCATION OF CONSENT..................................................14
10.13. VOTING RIGHTS..........................................................14
10.14. DETERMINATION OF HOLDERS OF RECORD.....................................14
      10.14.1. Record Date....................................................14
      10.14.2. Absence of Determination By Board for Meetings.................14
      10.14.3. Absence of Determination By Board for Action Without A Meeting.15
      10.14.4. Absence of Determination By Board for Other Actions............15
      10.14.5. Adjournments...................................................15
      10.14.6. Effect of Post Record Date Transfers...........................15
10.15. ELECTIONS FOR DIRECTORS................................................15
      10.15.1. Right to Cumulate..............................................15
      10.15.2. Effect of not Cumulating.......................................15
      10.15.3. Procedure for Cumulating Votes.................................15
      10.15.4. Directors Elected..............................................16
      10.15.5. Ballot Optional................................................16
10.16. PROXIES................................................................16
      10.16.1. Proxies Authorized.............................................16
      10.16.2. Term of Proxy..................................................16
      10.16.3. Death of Proxy Maker...........................................16
10.17. INSPECTORS OF ELECTION.................................................16
      10.17.1. Appointment....................................................16
      10.17.2. Duties.........................................................17
      10.17.3. Good Faith; Acts...............................................17

11. INDEMNIFICATION OF DIRECTORS, OFFICERS, AND AGENTS........................17

11.1. INDEMNIFICATION FOR THIRD PARTY ACTIONS.................................17
11.2. INDEMNIFICATION FOR CLAIMS BY THE CORPORATION...........................17
11.3. PREREQUISITE FOR INDEMNIFICATION........................................17
11.4. ADDITIONAL INDEMNIFICATION WHEN PERMITTED BY LAW........................18
11.5. INDEMNIFICATION FOR SUCCESSFUL DEFENSE..................................18
11.6. ADVANCES OF EXPENSES....................................................18
11.7. PROHIBITIONS ON INDEMNIFICATION.........................................19
      11.7.1. Limits on Indemnification That Would Be Inconsistent
              With Controlling Documents or Court Orders......................19
      11.7.2. Limits on Indemnification For Selfish or Reckless Actions.......19
      11.7.3. Limits on Indemnification for Claims by the Corporation.........19
      11.7.4. Limits on Indemnification for Unauthorized Prosecutions,
              Double Payments, and 16(b) Violations...........................20
      11.7.5. Limits on Indemnification of Claimants Against the Corporation..20
11.8. PROCEDURE REGARDING CLAIMS BY THIRD PARTIES.............................20
      11.8.1. Notice..........................................................20
      11.8.2. Conduct of Defense..............................................20

                   BYLAWS OF MENDOCINO BREWING COMPANY, INC.,
                          Table of Contents (continued)


      11.8.3. Settlements.....................................................20
      11.8.4. Conflict of Interest............................................21
11.9. SEPARATE AGREEMENTS AUTHORIZED; BYLAWS NOT EXCLUSIVE....................21
11.10. INSURANCE..............................................................21
11.11. OPTIONAL MEANS OF ASSURING PAYMENT.....................................22
11.12. SAVINGS CLAUSE.........................................................22
11.13. APPLICATION OF OTHER LAWS..............................................22
11.14. DEFINITIONS............................................................22

12. SUNDRY PROVISIONS.........................................................22

12.1. SHARES HELD BY THE CORPORATION..........................................22
12.2. CERTIFICATES OF STOCK...................................................23
12.3. LOST CERTIFICATES.......................................................23
12.4. CERTIFICATION AND INSPECTION OF BYLAWS..................................23
12.5. NOTICES.................................................................23
12.6. REPORTS TO SHAREHOLDERS.................................................23
12.7. LOANS TO OFFICERS.......................................................24

13. CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW................24

13.1. DEFINITIONS.............................................................24
13.2. BYLAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW.......24
13.3. BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW.....24

14. ADOPTION, AMENDMENT, OR REPEAL OF BYLAWS..................................24
14.1. BY SHAREHOLDERS.........................................................24
14.2. BY THE BOARD OF DIRECTORS...............................................25